CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of Nuveen S&P 500 Dynamic Overwrite Fund of our report dated February 25, 2021, relating to the financial statements and financial highlights, which appears in Nuveen S&P 500 Dynamic Overwrite Fund’s Annual Report on Form N-CSR for the year ended December 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 22, 2021